Filed by ChemoCentryx, Inc. pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: ChemoCentryx, Inc.

Commission File No. of Subject Company: 001-35420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ChemoCentryx, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[The following “frequently asked questions” document was shared with employees of ChemoCentryx, Inc. on August 9, 2022.]

ChemoCentryx Community,

As part of our commitment to continue providing you relevant information in response to your questions, we have attached a second FAQ in our series of conversations and communications about the transaction. We know that you still have some questions, and we will continue to provide you timely information as soon as it is available.

ChemoCentryx Employee FAQs

August 8, 2022

Contents

General Information		2

1.	What was announced?	2
2.	Who is Amgen?	2
3.	Why is this good for ChemoCentryx? How does it fit into our strategy?	3
4.	When do you expect to close the transaction?	3
5.	Can we expect updates from Amgen during this period before the deal closes?	3
6.	Can ChemoCentryx employees interact with Amgen employees?	3
7.	Who is on the integration planning team?	4

Impact to Employees		4

8.	How will the transaction with Amgen affect ChemoCentryx employees?	4
9.	Is there a severance program for ChemoCentryx employees?	4
10.	Will I receive my 2022 bonus, commissions and incentives?	4
11.	Will my compensation change after the closing?	4
12.	What happens if I voluntarily resign prior to the closing of the transaction?	5
13.	What will happen to my benefits? Will my benefits package be the same as the package I currently have?	5

Business Operations		5

14.	What should I say to partners, suppliers, vendors and others that I have contact with in the normal course of business? What may I say if they ask about the future of ChemoCentryx?	5
15.	What can I share about the acquisition with my network?	5
16.	What should I do if I’m contacted by the media, the financial community, or other third parties about the transaction?	5
17.	We have many job openings. Are we still hiring during this interim period?	6
18.	What will happen to our current office facilities?	6
19.	If I have additional questions, who can I ask?	6

Thank you for your patience and understanding throughout this process. We appreciate and understand your desire for more information. While we are not able to answer every question at this time, we will attempt to answer as many as we can, and we are committed to transparency and communication during the process. For now, it is very important that we all remain focused on runningour business and serving our patients and their families.

General Information

1.	What was announced?

•	We announced that ChemoCentryx has agreed to be acquired by Amgen in a transaction valued at approximately $4 billion.

•	Upon the closing of the transaction, ChemoCentryx shareholders will receive $52.00 per share in cash, and ChemoCentryx will become a wholly-owned subsidiary of Amgen.

•	This is an important milestone for our company in our journey of discovery and improving lives.

2.	Who is Amgen?

•	Amgen shares our vision and our passion for rare disease and kidney health.

•

Amgen is a leader in inflammation and nephrology. The company’s inflammation portfolio includes Otezla®, ENBREL®, TEZSPIRE®, AMGEVITA™ (a biosimilar to HUMIRA®), RIABNI™ (a biosimilar to Rituxan®), and AVSOLA® (a biosimilar to REMICADE®). Amgen’s pipeline includes four innovative Phase 2 inflammation medicines – efavaleukin alpha for systemic lupus erythematosus and ulcerative colitis, ordesekimab for celiac disease, rocatinlimab for atopic dermatitis and rozibafusap alfa for systemic lupus erythematosus – as well as ABP 654, a biosimilar to STELARA® that is in Phase 3 development. Amgen’s nephrology portfolio includes EPOGEN®, Aranesp®, Parsabiv® and Sensipar®.

•

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

•

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

•

Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index. In 2021, Amgen was named one of the 25 World’s Best Workplaces™ by Fortune and Great Place to Work™ and one of the 100 most sustainable companies in the world by Barron’s.

3.	Why is this good for ChemoCentryx? How does it fit into our strategy?

•	At ChemoCentryx, we have made tremendous strides in advancing the treatments for inflammatory and autoimmune diseases and cancer to address significant unmet patient needs.

•	We are confident Amgen’s global scale and resources will help bring ChemoCentryx medications to more patients and hopefully sooner.

•

From a financial perspective, the transaction creates substantial value for ChemoCentryx shareholders, which include many of our employees, past and present. We thank investors for the investment in redefining what it means to live with rare disease.

4.	When do you expect to close the transaction?

•

We expect to close the transaction in the fourth quarter of 2022, subject to customary closing conditions, including ChemoCentryx stockholder approval and the receipt of transaction-related regulatory approvals. Regulatory delays or other events could cause this timeline to be extended.

•	Until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate and independent companies, and it is business as usual at ChemoCentryx.

•	The most important thing you can do is remain focused on your day-to-day responsibilities.

5.	Can we expect updates from Amgen during this period before the deal closes?

•	Until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate, independent companies and it is business as usual at ChemoCentryx.

•	Any updates you receive regarding the transaction will come from ChemoCentryx’s leadership team, and approximately biweekly from Amgen’s Integration Management Office.

•	We will keep you informed as quickly and transparently as we can as we move through this process.

6.	Can ChemoCentryx employees interact with Amgen employees?

•	Until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate, independent companies, and it is business as usual at ChemoCentryx.

•	Until then, discussions with Amgen team members must be directed through the ChemoCentryx leadership team.

•	It is very important that you do not engage with Amgen employees unless a member of the ChemoCentryx leadership team explicitly directs you to do so.

7.	Who is on the integration planning team?

•

Amgen has assigned its integration planning team and we are working through those details now for ChemoCentryx. We will keep you informed as quickly and as transparently as possible as we move through this process.

Impact to Employees

8.	How will the transaction with Amgen affect ChemoCentryx employees?

•

ChemoCentryx and Amgen will continue to operate as separate, independent companies prior to the closing of the transaction, and ChemoCentryx will continue its normal business activities. You will continue reporting to your current manager.

•

Our people are an important part of our success, and Amgen recognizes the talent that has helped ChemoCentryx realize our important business milestones. Amgen will need to take the appropriate time to assess the ChemoCentryx organization and make employment- related decisions. For now, it is very important that we all remain focused on serving our patients and their families who depend on our medications and ensuring continued success of ChemoCentryx. We have much work to do here and now at ChemoCentryx.

9.	Is there a severance program for ChemoCentryx employees?

•

Yes. ChemoCentryx maintains a severance plan that provides eligible employees who are involuntarily terminated in connection with the transaction with severance benefits based on level and years of service. For one year after closing, Amgen has agreed to honor the ChemoCentryx severance plan for any severance qualifying terminations. Details of the severance program will be communicated to eligible ChemoCentryx employees soon.

10.	Will I receive my 2022 bonus, commissions and incentives?

•

ChemoCentryx employees generally will be eligible to receive their 2022 annual bonuses and commercial commissions and incentives in accordance with and subject to the terms of our approved bonus, commission and incentive plans.

11.	Will my compensation change after the closing?

•

Amgen has agreed that for at least one year after closing, each continuing ChemoCentryx employee will be provided with base salary (or base wages, as the case may be) and short- term cash incentive targets that are each no less favorable than the base salary (or base wages, as the case may be) and short-term cash incentive targets in effect prior to closing. We understand that Amgen offers a competitive and compelling total compensation package. More information will be provided in due course.

12.	What happens if I voluntarily resign prior to the closing of the transaction?

•

If you voluntarily resign or terminate your employment at any time prior to the closing of the transaction, you will not be entitled to any severance pay or benefits and your unvested equity awards will terminate just like any standard termination prior to this announcement. Any vested stock options will remain exercisable for the post-termination exercise period specified in your option agreement. If the transaction closes during this post-termination exercise period, your outstanding vested options will be converted into the cash consideration at the closing in the same manner as the other outstanding stock options.

13.	What will happen to my benefits? Will my benefits package be the same as the package I currently have?

•

The ChemoCentryx benefit plans will continue through the closing of the transaction, subject to our right to amend and terminate them in accordance with their terms. Amgen offers a comprehensive and competitive employee benefits package. More information will be provided in due course.

Business Operations

14.	What should I say to partners, suppliers, vendors and others that I have contact with in the normal course of business? What may I say if they ask about the future of ChemoCentryx?

•

Our leadership team is reaching out to our partners, suppliers, and key vendors. For those people that you are in contact with during the normal course of business, you can share that we are excited about the transaction, which we expect to help us bring ChemoCentryx medications to more patients and hopefully sooner, and that until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate and independent companies, and it is business as usual at ChemoCentryx.

15.	What can I share about the acquisition with my network?

•

Feel free to share the publicly available information in ChemoCentryx’s press release with your networks. If you’d like to share the news on your social channels, we encourage you to retweet or share ChemoCentryx’s posts. Please remember that you represent ChemoCentryx and all posts about ChemoCentryx should align with our Employee Handbook and social media guidance.

•	We also ask that you don’t try to answer questions from other social media users (e.g., by responding to comments or tagging someone in a tweet or LinkedIn post) about the transaction.

16.	What should I do if I’m contacted by the media, the financial community, or other third parties about the transaction?

•

Should you be contacted by members of the media or financial community or other third parties regarding this transaction, please refer all inquiries directly to Bill Slattery, our Vice President of Investor Relations and Corporate Communications.

17.	We have many job openings. Are we still hiring during this interim period?

•

It is important to note that both ChemoCentryx and Amgen recognize the need to hire additional staff to continue our important work. Please consult with your department’s leadership team member for any hiring needs and/or decisions.

18.	What will happen to our current office facilities?

•	Please keep in mind that these are still early days of our relationship with Amgen, and many details remain to be worked out.

•	Between now and close, we will form an integration planning team comprised of ChemoCentryx and Amgen leadership that will begin planning how our organizations will come together.

•	However, decisions regarding organizational structure will not be finalized before the close. We will take the time needed to carefully assess and discuss these important issues.

•	We will continue to keep you informed as we move through this process.

19.	If I have additional questions, who can I ask?

•	We understand that you will still have many questions. We will continue to make information available to all employees on a continuing basis.

•	You can ask questions via the anonymous survey link on the amgentransition.com portal.

* * *

Please note that the above is a summary of responses to specific questions and, as always, ChemoCentryx, Amgen and each of their respective affiliates reserve the right to amend or terminate any compensation or benefit plans in accordance with their terms and applicable law, and any summary of any such plan or the merger agreement is qualified in its entirety by the terms of the underlying document. In the event of any conflict between this communication and the underlying document, the underlying document will govern. In addition, your employment is, and continues to be, at will.

Additional Information

This communication may be deemed solicitation material in respect of the proposed acquisition of ChemoCentryx by Amgen. ChemoCentryx expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents with respect to a special meeting of the stockholders of ChemoCentryx to approve the proposed merger. INVESTORS OF CHEMOCENTRYX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHEMOCENTRYX, AMGEN AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ChemoCentryx with the SEC at the SEC’s website at www.sec.gov, at ChemoCentryx’s website at https://chemocentryx.com or by sending a written request to ChemoCentryx at 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Legal.

Participants in the Solicitation

ChemoCentryx and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ChemoCentryx’s stockholders in connection with the proposed merger will be set forth in ChemoCentryx’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of ChemoCentryx by Amgen (the “proposed transaction”); the prospective performance and outlook of ChemoCentryx’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements.There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that Amgen or ChemoCentryx will achieve any particular future financial results, or that Amgen will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the proposed acquisition. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for ChemoCentryx will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Amgen or ChemoCentryx or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of Amgen or ChemoCentryx to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on ChemoCentryx’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer to realize than expected; the successful integration of ChemoCentryx into Amgen subsequent to the closing of the proposed transaction and the timing, difficulty and cost of such integration; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in Amgen’s and ChemoCentryx’s filings with the Securities and Exchange Commission, including Amgen’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. ChemoCentryx is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of ChemoCentryx by Amgen. ChemoCentryx expects to file with the SEC a proxy statement and other relevant documents with respect to a special meeting of the stockholders of ChemoCentryx to approve the proposed Merger. Investors of ChemoCentryx are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about ChemoCentryx, Amgen and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ChemoCentryx with the SEC at the SEC’s website at www.sec.gov, at ChemoCentryx’s website at https://chemocentryx.com or by sending a written request to ChemoCentryx at 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Legal.

Participants in the Solicitation

ChemoCentryx and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ChemoCentryx’s stockholders in connection with the proposed Merger will be set forth in ChemoCentryx’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of ChemoCentryx by Amgen (the “proposed transaction”); the prospective performance and outlook of ChemoCentryx’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that Amgen or ChemoCentryx will achieve any particular future financial results, or that Amgen will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the proposed acquisition. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for ChemoCentryx will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Amgen or ChemoCentryx or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of Amgen or ChemoCentryx to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on ChemoCentryx’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer to realize than expected; the successful integration of ChemoCentryx into Amgen subsequent to the closing of the proposed transaction and the timing, difficulty and cost of such integration; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in Amgen’s and ChemoCentryx’s filings with the Securities and Exchange Commission, including Amgen’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. ChemoCentryx is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.